UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

 June 14, 2023

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Ocean Ave, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2023, TrueCar, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) reporting, among other things, that the Company had appointed Jantoon Reigersman as President and Chief Executive Officer of the Company and designated him the Company’s “principal executive officer,” effective June 15, 2023. This Amendment No. 2 on Form 8-K/A amends the Original Report to provide additional information regarding Mr. Reigersman’s appointment to the Company’s Board of Directors (the “Board”) and his employment agreement with the Company pursuant to Item 5.02 of Form 8-K.

Appointment of Mr. Reigersman to the Board

Effective July 27, 2023, the Board appointed Mr. Reigersman to the Board, filling a vacancy caused by the resignation of Mr. Darrow from the Board. As an employee of the Company, Mr. Reigersman will not be entitled to additional compensation for his service as a member of the Board. Mr. Reigersman is not expected to be named to any committee of the Board.

Other than the Employment Agreement (as defined below), there are no arrangements or understandings between Mr. Reigersman and any other person pursuant to which he was selected for the positions to which he was appointed. There are no family relationships between Mr. Reigersman and any director or executive officer of the Company and Mr. Reigersman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Employment Agreement with Mr. Reigersman

In connection with Mr. Reigersman’s appointment as President and Chief Executive Officer, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Reigersman on July 27, 2023. Under the terms of the Employment Agreement, Mr. Reigersman’s employment is on an at-will basis, he will be paid a base salary of $500,000, less applicable tax withholdings and subject to review and adjustment based upon the Company’s normal performance review practices, and he will be eligible for an annual bonus targeted at 100% of his base salary. Additionally, the Company may, in its discretion, grant additional discretionary bonus amounts to Mr. Reigersman from time to time. The Employment Agreement provides that Mr. Reigersman is eligible to participate in the benefits programs generally available to employees of the Company on the same terms as other similarly-situated employees.

Pursuant to the Employment Agreement, the Compensation and Workforce Committee of the Board (the “Committee”) granted Mr. Reigersman an award of restricted stock units of the Company (“RSUs”) in connection with his promotion with a grant date fair value of $1,500,000 (the “Promotion RSUs”), which resulted in an award of 663,716 RSUs, pursuant to a Company equity incentive plan and RSU agreement. Subject to the vesting acceleration provisions of the Employment Agreement, the Promotion RSUs vest in approximately equal installments on June 15, 2024, June 15, 2025 and June 15, 2026. Vesting of the Promotion RSUs is subject to Mr. Reigersman’s continued service with the Company through each vesting date, subject to the vesting acceleration provisions of the Employment Agreement. The Employment Agreement also requires the Company to recommend that Mr. Reigersman be granted a long-term equity incentive award with an aggregate grant date fair value of approximately $3,400,000 at approximately the same time that the Company grants 2024 annual equity awards to the other executives of the Company (the “2024 Grant”). Pursuant to the Employment Agreement, the Company plans to recommend that 40% of the 2024 Grant be granted in the form of RSUs and 60% of the 2024 Grant be granted in the form of performance-based RSUs (“PSUs”), and in each case, the Company plans to recommend that such awards be subject to the same vesting schedule as applicable to the similar awards provided to the other executives of the Company. The 2024 Grant will be subject to a Company equity incentive plan and an RSU agreement and PSU agreement, as applicable. Additionally, Mr. Reigersman will be eligible to receive additional equity awards pursuant to plans or arrangements the Company may have in effect from time to time determined in the discretion of the Board or the Committee.

Under the Employment Agreement, if the Company terminates Mr. Reigersman’s employment for a reason other than Cause (as defined in the Employment Agreement), or he resigns from his employment for Good Reason (as defined in the Employment Agreement), then, in addition to earned but unpaid amounts, subject to Mr. Reigersman’s signing a separation and release of claims agreement with the Company and his continued compliance with the terms of the Employment Agreement and the confidential information agreement entered into with the Company, he will receive as severance: (i) (x) if such termination occurs before a Change in Control (as defined in the Employment Agreement), (A) a lump-sum cash payment equal to 12 months of his base salary as in effect on the date of the termination; (B) a lump-sum cash payment equal to payment of his full target bonus for the year in which the termination occurs, (C) the immediate vesting of each of his then-outstanding and unvested equity awards as to the number of shares of the Company’s common stock subject to each equity award that otherwise would have vested had he remained an employee of the Company through the 12-month anniversary of his termination date (except with respect to PSUs, which will be treated as provided in the applicable PSU agreement) and (D) reimbursement or direct payment, as determined by the Company, of certain continuing health care benefits for up to 12 months following his termination (or if, in the Company’s determination, such reimbursement or direct payments would violate applicable law, monthly taxable cash payments in lieu thereof, as well as amounts necessary to pay the taxes on such payments); or (y) if such termination occurs upon or after a Change in Control, (A) a lump-sum cash payment equal to 24 months of his base salary as in effect on the date of the termination; (B) a lump-sum cash payment equal to payment of 200% of his full target bonus for the year in which the termination occurs and (C) 100% of each of his outstanding equity awards that both are outstanding as of the employment termination date and were granted at least 60 days before the applicable Change in Control (except with respect to PSUs, which will be treated as provided in the applicable PSU agreement) and (D) reimbursement or direct payment, as determined by the Company, of certain continuing health care benefits for up to 18 months following his termination (or if, in the Company’s determination, such reimbursement or direct payments would violate applicable law, monthly taxable cash payments in lieu thereof, as well as amounts necessary to pay the taxes on such payments).

Additionally, if a Change in Control occurs while Mr. Reigersman remains an employee of the Company, if he remains employed with the Company (or any successor or subsidiary thereof) as of the first day following the 12-month anniversary of the Change in Control, then 100% of any of Mr. Reigersman’s equity awards that are both outstanding as of such date and were granted to him at least 60 days before the Change in Control will vest at such time (except with respect to PSUs, which will be treated as provided in the applicable award agreement).

If Mr. Reigersman’s employment with the Company terminates due to his death or Disability (as defined in the Employment Agreement), then, subject to Mr. Reigersman’s (or his estate’s) signing a separation and release of claims agreement with the Company and his continued compliance with the Employment Agreement and the confidential information agreement entered into with the Company (other than the non-solicitation provisions thereof), each of his then-outstanding equity awards will immediately vest (except with respect to PSUs, which will be treated as provided in the applicable PSU agreement) and the Company will reimburse or directly pay, as determined by the Company, certain continuing health care benefits during the 12-month period following such termination due to death or Disability, unless such reimbursements or direct payments would, in the Company’s determination, violate applicable law.

The Employment Agreement further provides that, if the severance payments and other benefits payable to Mr. Reigersman constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then his severance and other benefits will either be delivered in full or delivered to such lesser extent that would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Reigersman on an after-tax basis of the greatest amount of benefits.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement, dated as of July 27, 2023, by and between TrueCar, Inc. and Jantoon Reigersman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  July 31, 2023

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary